As filed with the Commission on February 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CEA Industries Inc.

(formerly known as Surna Inc.)

(Exact name of registrant as specified in its charter)

Nevada	0700	27-3911608
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony K. McDonald

Chief Executive Officer

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027
(303) 993-5271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Hudders, Esq. Golenbock Eiseman Assor Bell & Peskoe LLP 711 Third Avenue, 17th Floor New York, NY 10017 (212) 907-7300	Rob Condon, Esq. Dentons US LLP 1221 Avenue of the Americas New York, NY 10020 (212) 768-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-261648

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☒	Accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price (2)	Amount of registration fee(4)
Common Stock, par value $0.00001 per share	$4,600,000	$426.42
Warrants to purchase shares of Common Stock, par value $0.00001 per share (3)	-	-
Shares of Common Stock, par value $0.00001 per share, underlying the warrants	$5,566,000	$515.97
Warrants to be issued to the representative of the underwriters (3)	-	-
Shares of Common stock, par value $0.00001 per share, underlying warrants to be issued to the representative of the underwriters	$287,500	$26.66
Total:	$10,453,500	$969.05

(1)	The Registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-261648), filed by the Registrant on December 15, 2021, as amended by Amendment No. 1 filed on January 31, 2022 and Amendment No. 2 filed on February 4, 2022, which was declared effective on February 10, 2022. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, (i) additional warrants and shares of common stock having a proposed maximum aggregate offering price of $4,600,000; (ii) additional shares of common stock having a proposed maximum aggregate offering price of $5,566,000 underlying the warrants; and (iii) additional warrants and shares of common stock having a proposed maximum aggregate offering price of $287,500 underlying warrants to be issued to the representative of the underwriters are all hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of any additional shares of common stock and warrants that the underwriters have the right to purchase to cover over-allotments.
(3)	No registration fee required pursuant to Rule 457(g).
(4)	A registration fee of $7,062.59 was previously paid in connection with the filing of the Registration Statement on Form S-1 (File No. 333-261648). The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on February 11, 2022); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, CEA Industries Inc., a Nevada corporation (the “Registrant”), is filing this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-261648), which the Registrant initially filed with the Commission on December 15, 2021, as amended by Amendment No. 1 filed on January 31, 2022 and Amendment No. 2 filed on February 4, 2022 (as amended, the “Prior Registration Statement”), and which the Commission declared effective on February 10, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by (i) additional warrants and shares of common stock having a proposed maximum aggregate offering price of $4,600,000; (ii) additional shares of common stock having a proposed maximum aggregate offering price of $5,566,000 underlying the warrants; and (iii) additional warrants and shares of common stock having a proposed maximum aggregate offering price of $287,500 underlying warrants to be issued to the representative of the underwriters. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on the 10th day of February 2022.

CEA INDUSTRIES INC.

By:	/s/ Anthony K. McDonald
Anthony K. McDonald,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony K. McDonald	Chief Executive Officer and Director	February 10, 2022
Anthony K. McDonald	(Principal Executive Officer)

/s/ Brian Knaley	Chief Financial Officer	February 10, 2022
Brian Knaley	(Principal Financial and Accounting Officer)

*	Director	February 10, 2022
James R. Shipley

*	Director	February 10, 2022
Nicholas J. Etten

*	Director	February 10, 2022
Marion Mariathasan

*	Director	February 10, 2022
Troy L. Reisner

By	Power of Attorney

By	/s/ Anthony K. McDonald
Anthony K. McDonald
Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP.

23.1	Consent of (ACM LLP) Independent Registered Public Accounting Firm.

23.2	Consent of Sadler, Gibb & Associates, L.L.C. , Independent Registered Public Accounting Firm.

23.3	Consent of Golenbock Eiseman Asssor Bell & Peskoe LLP (incorporated by reference to Exhibit 5.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261648), originally filed with the Securities and Exchange Commission on December 15, 2021 and incorporated by reference herein).

107	Filing Fee